Exhibit 10.32.11
AMENDMENT TO
FEDERATED DEPARTMENT STORES, INC.
PROFIT SHARING 401(k) INVESTMENT PLAN
     The Federated Department Stores, Inc. Profit Sharing 401(k) Investment Plan (the “Plan”) is hereby amended in the following respects.
     Effective as of October 1, 2006, a new Section 16 reading as follows is added to the Plan immediately after Plan Section 15.
SECTION 16
ESOP AND PROFIT-SHARING PARTS OF PLAN
     The provisions of this Section 16 shall apply notwithstanding any other provision of the Plan that might be read to the contrary.
     16.1 Special Definitions. For purposes of all of the following provisions of this Section 16: (1) the term “Common Shares” shall refer to common shares of Federated; (2) the term “Fund F ESOP Portion” shall refer to the portion of the Investment Fund described in Section 6B above as Fund F (which invests primarily in Common Shares) that is not allocated to any Participants’ Retirement Income Accounts under the other provisions of the Plan; (3) the term “Fund F Non-ESOP Portion” shall refer to the portion of the Investment Fund described in Section 6B above as Fund F that is allocated to Participants’ Retirement Income Accounts under the other provisions of the Plan; and (4) the term “Diversified Fund” shall refer to each Investment Fund other than the Investment Fund described in Section 6B above as Fund F .
     16.2 Parts of Plan. The Plan is composed of both (1) a stock bonus plan that is an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code and Treas. Reg. Section 54.4975-11) and (2) a profit-sharing plan (within the meaning of Treas. Reg. Section 1.401-1(b)(1)(ii)). The extent to which the Plan is an employee stock ownership plan and the extent to which the Plan is a profit-sharing plan are described in the following provisions of this Section 16.2.
          16.2.1 ESOP Part of Plan. The part of the Plan that is an employee stock ownership plan (for purposes of this Section 16, the “ESOP”) is hereby formally designated as an employee stock ownership plan, pursuant to Treas. Reg. Section 54.4975-11(a)(2), and is intended to invest primarily in Common Shares. The ESOP is composed solely of the Fund F ESOP Portion and the amounts held under the Fund F ESOP Portion. Contributions made to (and forfeitures arising under) the Plan that both are allocated to a Participant’s

Accounts (other than his or her Retirement Income Account, if any) and are first invested (after being so allocated) in Fund F instead of any Diversified Fund shall be deemed contributed to and allocated under the ESOP. Amounts transferred to the Fund F ESOP Portion from any Diversified Fund shall be deemed transferred to the ESOP. Common Shares or other amounts transferred from the Fund F ESOP Portion to any Diversified Fund, and Common Shares or other amounts held under the Fund F ESOP Portion that are paid or distributed from the Plan to any Participant or other party, shall be deemed transferred, paid, or distributed from the ESOP.
          16.2.2 Profit-Sharing Part of Plan. The part of the Plan that is a profit-sharing plan (for purposes of this Section 16, the “Profit-Sharing Plan”) is composed of all of the Diversified Funds and the Fund F Non-ESOP Portion and the amounts held under the Diversified Funds and the Fund F Non-ESOP Portion. Contributions made to (and forfeitures arising under) the Plan that both are allocated to a Participant’s Accounts (other than his or her Retirement Income Account, if any) and are first invested (after being so allocated) in any Diversified Fund instead of Fund F shall be deemed contributed to and allocated under the Profit-Sharing Plan. Forfeitures arising under the Plan that are allocated to a Participant’s Retirement Income Account shall always be deemed allocated under the Profit-Sharing Plan. Amounts transferred to any Diversified Fund from the Fund F ESOP Portion shall be deemed transferred to the Profit-Sharing Plan. Amounts transferred from any Diversified Fund to the Fund F ESOP Portion, and amounts held under any Diversified Fund or the Fund F Non-ESOP Portion that are paid or distributed from the Plan to any Participant or other party, shall be deemed transferred, paid, or distributed from the Profit-Sharing Plan.
     16.3 Effect on Other Plan Sections of the Plan Having ESOP and Profit-Sharing Parts. Because the Plan is composed of an ESOP and a Profit-Sharing Plan, the following special rules shall apply to the sections of the Plan that precede this Section 16. Except to the extent indicated otherwise below in this Section 16.3 or by the other provisions of this Section 16, each provision of the sections of the Plan that precede this Section 16 shall apply to each of the ESOP and the Profit-Sharing Plan as if they were one type of plan.
          16.3.1 Special Records. To the extent any Account is held under the Plan for a Participant, the Committee shall keep records that, in addition to all other items that are required under the Plan to be contained in the records of the Plan, show (1) the portion of such Account that reflects contributions and forfeitures allocated to and other amounts held under the ESOP and (2) the portion of such Account that reflects contributions and forfeitures allocated to and other amounts held under the Profit-Sharing Plan.
          16.3.2 Payments From Plans. Unless otherwise agreed between a Participant (or, in the event of his or her death, his or her beneficiary under the Plan) and the Committee, any payment or distribution made under the Plan of a Participant’s Account (or a portion thereof) shall be deemed made from each of the Fund F ESOP Portion, the Fund F Non-ESOP Portion, and the Diversified Funds in proportion to such Account’s (or Account portion’s) interest in each such fund or fund portion at the time of such payment or distribution. The portion of any such payment or distribution that is deemed made from the Fund F ESOP Portion shall be considered to be made from the ESOP, and the portion of any such payment or distribution that is deemed made from the Fund F Non-ESOP Portion or from a Diversified Fund shall be considered to be made from the Profit-Sharing Plan.
          16.3.3 Application of Earlier Provisions That Are Relevant to One Plan. Any provisions of the sections of the Plan that precede this Section 16 shall, to the extent they apply to the Fund F ESOP Portion, be deemed to apply to the ESOP and not the Profit-Sharing Plan; similarly, any provisions of the sections of the Plan that precede this Section 16 shall, to the extent they apply specifically to any Diversified Fund or the Fund F Non-ESOP Portion, be deemed to apply to the Profit-Sharing Plan and not the ESOP.
          16.4 Special ESOP Provisions. Because the ESOP is intended to be an employee stock ownership plan, the following provisions apply to the ESOP notwithstanding any other provision of the Plan.
          16.4.1 Diversification Elections.
               (a) Subject to the following provisions of this Section 16.4.1 and to the extent the rights that any Qualified Participant has under the sections of this Plan that precede this Section 16 to direct a change in the investment of his or her Accounts (other than his or her Retirement Income Account) that are invested in the Fund F ESOP Portion otherwise fail to provide the Qualified Participant with as broad investment direction rights as are given by this Section 16.4.1: (1) the Qualified Participant shall be permitted, within 90 days after the last day of each Plan Year in the Qualified Participant’s Qualified Election Period (except for the last Plan Year in such period), to direct the Trustee to transfer an amount equal to the then value of any percent (up to 25%) of the Qualified Participant’s Allocated ESOP Common Shares to the Diversified Funds for the benefit of the Qualified Participant; and (2) the Qualified Participant may, within 90 days after the close of the last Plan Year in the Qualified Participant’s Qualified Election Period, direct the Trustee to transfer an amount equal to the then value of any percent (up to 50%) of the Qualified Participant’s Allocated ESOP Common Shares to the Diversified Funds for the benefit of the Qualified Participant. Any direction made by a Qualified Participant pursuant to this Section 16.4.1 shall be called herein a “diversification election.” The Trustee shall implement a diversification election no later than 90 days after the end of the period during which the diversification election could have been given.
               (b) Subject to the following provisions of this Section 16.4.1 but notwithstanding the foregoing provisions of this Section 16.4.1, if within 90 days after the last day of any Plan Year in his or her Qualified Election

Period a Qualified Participant makes a diversification election whereby he or she directs the Trustee to transfer an amount equal to the then value of any percent up to 25% (or, if applicable, 50%) of the Qualified Participant’s Allocated ESOP Common Shares to the Diversified Funds for the benefit of the Qualified Participant, then the amount to be so transferred shall be equal to the then value of the number of Common Shares that is produced by: (1) determining the product obtained by multiplying (a) the applicable percent elected by the Qualified Participant in the diversification election by (b) the sum of the total number of the Qualified Participant’s Allocated ESOP Common Shares as of the last day of the Plan Year to which the diversification election relates plus the total number of Common Shares the value of which has previously been transferred to the Diversified Funds on behalf of the Qualified Participant pursuant to his or her diversification elections made with respect to prior Plan Years under this Section 16.4.1, if any, and then subtracting therefrom (2) the number of Common Shares the value of which has previously been transferred to the Diversified Funds on behalf of the Qualified Participant pursuant to his or her diversification elections made with respect to prior Plan Years under this Section 16.4.1, if any.
               (c) Notwithstanding the foregoing provisions of this Section 16.4.1, if the value of a Qualified Participant’s Allocated ESOP Common Shares as of the last day of the first Plan Year in the Qualified Participant’s Qualified Election Period is $500 or less, then the Qualified Participant shall not be given the right under this Section 16.4.1 to make a diversification election with respect to such Plan Year or with respect to any later Plan Year in the Qualified Participant’s Qualified Election Period until and unless the value of the Qualified Participant’s Allocated ESOP Common Shares as of the last day of any such later Plan Year exceeds $500. If the value of the Common Shares allocated to the Qualified Participant’s Allocated ESOP Common Shares as of the last day of any such later Plan Year in the Qualified Participant’s Qualified Election Period exceeds $500, then, to the extent required by the other paragraphs of this Section 16.4.1, the Qualified Participant shall be given the right to make a diversification election with respect to such Plan Year and any later Plan Year in the Qualified Participant’s Qualified Election Period.
               (d) Further, and also notwithstanding the foregoing provisions of this Section 16.4.1, if any Qualified Participant is entitled to receive and receives, under the other provisions of the Plan, a distribution of any portion of his or her interest in the Fund F ESOP Portion after, and within 180 days after, the end of any Plan Year in the Qualified Participant’s Qualified Election Period (and prior to any transfer that is made pursuant to a diversification election he or she makes with respect to such Plan Year), then such distribution shall, to the extent it reflects the value of the Qualified Participant’s Allocated ESOP Common Shares, be considered for all purposes of this Section 16.4.1 as if it were a transfer that is made pursuant to a diversification election that the Qualified Participant made with respect to such Plan Year and thereby reduce the value of the Qualified Participant’s Allocated ESOP Common Shares that would or could be otherwise transferred pursuant to any diversification election made under this

Section 16.4.1 by the Qualified Participant with respect to such Plan Year. In accordance with the provisions of the immediately preceding sentence, if any distribution to the Qualified Participant of his or her interest in the Fund F ESOP Portion that is described in the immediately preceding sentence and made within 180 days after the end of any Plan Year in the Qualified Participant’s Qualified Election Period exceeds the value of the Qualified Participant’s Allocated ESOP Common Shares that could be otherwise transferred pursuant to any diversification election made under this Section 16.4.1 by the Qualified Participant with respect to such Plan Year, then no other transfer shall be made under this Section 16.41 for the Qualified Participant with respect to such Plan Year.
               (e) For purposes of this Section 16.4.1: (1) a “Qualified Participant” means a Participant who both has completed at least ten years of participation under the ESOP and has attained age 55; (2) the “Qualified Election Period” means, with respect to any Qualified Participant, the period of the six consecutive Plan Years that begin with the Plan Year in which the Participant first becomes a Qualified Participant; (3) a Qualified Participant’s “Allocated ESOP Common Shares” means, when determined as of the last day of any Plan Year in the Qualified Participant’s Qualified Election Period, to the product of (i) the total number of Common Shares held in the Fund F ESOP Portion as of the last day of such Plan Year by (ii) a fraction having a numerator equal to the then value of the Participant’s Accounts in the Fund F ESOP Portion and a denominator equal to the then value of the entire Fund F ESOP Portion; and (4) the “value” of any Common Shares that are subject to a Qualified Participant’s diversification election means, when determined as of the last day of any Plan Year in the Qualified Participant’s Qualified Election Period, the value of such shares as determined by the latest valuation of Fund F under Section 6.8 above which occurs prior to the implementation of such diversification election.
          16.4.2 Right To Demand Distribution in Common Shares. A Participant (or his or her beneficiary) who is entitled to any payment from the ESOP may elect (under such reasonable procedures as are prescribed by the Committee) to receive such entire payment in the form of Common Shares; except that any such election shall not apply to any fractional share.
          16.4.3 Put Option – If Common Shares Are Not Traded On Established Market. If the Common Shares are ever not readily tradeable on an established market (as such terms are applied under Code Section 409(h)(B)), then, and only then, the following provisions of this Section 16.4.3 shall apply.
               (a) If a Participant’s entire vested interest in the ESOP is distributed within one taxable year of the distributee, the distributee shall have the option (during the 60 day period immediately following the date of the distribution and the 60 day period immediately following the first annual anniversary of such date) to put the Common Shares received in such distribution (if any) to Federated under a fair valuation formula. At Federated’s election, the purchase price for the Common Shares may be paid either (1) in one lump sum payment within 30 days after the distributee exercises the put option or (2) in five substantially equal annual payments. If the purchase price is being paid in installments, the first installment shall be paid not later than 30 days after the distributee exercises the put option, adequate security shall be given for the unpaid installments, and reasonable interest shall be paid on the unpaid installments.
               (b) If a Participant’s entire vested interest in the ESOP is not distributed within one taxable year of the distributee, the distributee shall, with respect to each installment payment made of such vested interest, have the option (during the 60 day period immediately following the date such installment payment is made and the 60 day period beginning on the first annual anniversary of such date) to put the Common Shares distributed in such installment (if any) to Federated under a fair valuation formula. The purchase price for any Common Shares distributed in an installment shall be paid not later than 30 days after the distributee exercises the put option applicable to such shares.
          16.4.4 Independent Appraisal – If Common Shares Are Not Traded On Established Market. If the Common Shares are ever not readily tradeable on an established securities market (as such terms are applied under Code Section 401(a)(28)(C)), then, and only then, all valuations of the Common Shares held under the ESOP shall be determined by an independent appraiser (within the meaning of Code Section 401(a)(28)(C)) who is employed for this purpose by the Committee.
     16.5 Dividends. Each Participant who has any interest (vested or nonvested) under the ESOP shall be permitted to elect that, with respect to any cash dividends paid on his or her Allocated ESOP Common Shares, either: (1) such dividends shall be paid to the ESOP and then paid by the ESOP in cash to the Participant (or, in the event of his or her death, his or her beneficiary under the Plan) no later than 90 days after the close of the Plan Year in which the dividends are paid by Federated; or (2) such dividends shall be paid to the ESOP and reinvested in Common Shares under the Fund F ESOP Portion (with the increased value of such fund portion allocable to the Participant’s Accounts in proportion to each such Account’s interest in the Fund F ESOP Portion as of the record date for such dividends). If the Participant fails to make an affirmative election with respect to any such dividends, the Participant shall be deemed to have elected that such dividends be treated in the manner described in clause (2) of the immediately preceding sentence. In connection with this election right, the following provisions of this Section 16.5 shall also apply.
          16.5.1 Election Procedures. The Committee shall create reasonable procedures so that: (1) each Participant is given a reasonable opportunity before a dividend is distributed in which to make the election; (2) each Participant must have a reasonable opportunity to change a dividend election at least annually; and (3) if there is a change in the Plan’s terms or the

Committee’s procedures governing this election, each Participant must be given a reasonable opportunity to make an election under the new Plan terms or Committee procedures prior to the date on which the first dividend subject to the new Plan terms or Committee procedures is distributed.
          16.5.2 Full Vesting of Dividends. A Participant shall at all times be fully vested in any cash dividends paid on his or her Allocated ESOP Common Shares and, if they are reinvested in Common Shares pursuant to his or her affirmative or deemed election, the part of his or her Accounts attributable to such reinvested dividends.
          16.5.3 Allocable Share of Common Shares. For all purposes of this Section 16.5, a Participant’s “Allocated ESOP Common Shares” shall mean, when related to any cash dividends paid on such shares, to the product of (1) the total number of Common Shares held in the Fund F ESOP Portion as of the record date for such dividends by (2) a fraction having a numerator equal to the then value of the Participant’s Accounts’ entire interest in the Fund F ESOP Portion and a denominator equal to the then value of the entire Fund F ESOP Portion.
     IN ORDER TO EFFECT THE FOREGOING PLAN REVISIONS, the sponsor of the Plan hereby signs this Plan amendment.

FEDERATED DEPARTMENT STORES, INC.

By: Title:	/s/ David W. Clark Senior Vice President, Human Resources
Date:	December 19, 2006

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